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                                                                    EXHIBIT 5.01

                                  July 8, 1994



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

     Re:  Showboat, Inc.
     Registration Statement on Form S-3
     Registration No. 33-54327

Ladies and Gentlemen:

     As counsel to Showboat, Inc., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of 3,565,000 shares of Common Stock, $1.00 par value (including 100,000 shares to be sold by a selling shareholder and 465,000 shares subject to over-allotment options) (collectively, the "Shares"), of the Company and the proposed sale thereof.

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that the Company has the full power and authority under the laws of the State of Nevada, and under its Articles of Incorporation and Bylaws, as amended, to issue the Shares which will be sold by it and that such Shares are validly authorized shares of Common Stock of the Company, and when sold, will be legally issued, fully paid and nonassessable and not subject to any preemptive or similar rights.
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Securities and Exchange Commission
July 8, 1994
Page 2

     We hereby consent to the filing of the foregoing Opinion as an Exhibit to the above-referenced Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name in such Registration Statement and in the related prospectus under the heading "Legal Matters."

                               Very truly yours,


                               /S/ KUMMER KAEMPFER BONNER & RENSHAW
                               ------------------------------------
                               KUMMER KAEMPFER BONNER & RENSHAW